================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 HELISYS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                 HELISYS, INC.
                             24015 GARNIER STREET
                          TORRANCE, CALIFORNIA 90505

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               February 4, 1998

                               ----------------

To the Stockholders of Helisys, Inc.:

  The Annual Meeting of Stockholders of Helisys, Inc., a Delaware corporation (the "Company"), will be held at the Torrance Hilton at South Bay, 21333 Hawthorne Blvd., Torrance, California 90503, on February 4, at 10:00 a.m. Pacific Time, to consider and vote on the following matters described in the attached Proxy Statement:

  (1) The election of five (5) directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and duly qualified (Proposal 1);

  (2) The approval (recommended by the Board of Directors) of an Amendment to the Company's Employee Stock Purchase Plan to increase the authorized number of shares of Common Stock issuable thereunder from 100,000 to 150,000 (Proposal 2);

  (3) The approval (recommended by the Board of Directors) of an Amendment to the Company's 1995 Stock Incentive Plan to increase the authorized number of shares of Common Stock issuable thereunder from 500,000 to 900,000 (Proposal
3);

  (4) The approval (recommended by the Board of Directors) of an Amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's preferred stock from 1,000,000 to 5,000,000 (Proposal 4) (which Amendment may be deemed to have anti-takeover effects); and

  (5) Such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on January 15, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement and adjournment thereof. The stock transfer books will not be closed.

  The Board of Directors welcomes the personal attendance of stockholders at the meeting. HOWEVER, PLEASE SIGN AND RETURN THE ENCLOSED PROXY, which you may revoke at any time prior to its use, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A self-addressed, postage prepaid envelope is enclosed for your convenience. Your proxy will not be used if you attend the meeting and choose to vote in person.

                                       By Order of the Board of Directors

                                       Dave T. Okazaki
                                       Secretary

Torrance, California
January 24, 1998

                                 HELISYS, INC.
                             24015 GARNIER STREET
                          TORRANCE, CALIFORNIA 90505

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held February 4, 1998
                                  10:00 a.m.

                               ----------------

SOLICITATION AND REVOCATION OF PROXIES

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Helisys, Inc., a Delaware corporation (the "Company"), and the Company will bear the cost of such solicitation. Solicitation of proxies will be primarily by mail, although some of the officers, directors and employees of the Company may solicit proxies personally or by telephone. The Company will also reimburse brokerage houses and other custodians, nominees or fiduciaries for their expenses in sending proxy materials to their principals.

  The persons named as proxies were designated by the Board of Directors and are directors of the Company. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR the election as directors of the nominees proposed by the Board of Directors, FOR the amendment to the Company's Employee Stock Purchase Plan to increase the authorized number of shares of Common Stock issuable thereunder from 100,000 to 150,000, FOR the amendment to the Company's 1995 Stock Incentive Plan to increase the authorized number of shares of Common Stock issuable thereunder from 500,000 to 900,000, and FOR the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock") from 1,000,000 to 5,000,000.

  Any stockholder may revoke a proxy at any time before it is voted at the meeting by a proxy bearing a later date. A proxy may also be revoked by any stockholder by delivering written notice of revocation to the Secretary of the Company or by voting in person at the meeting.

  This Proxy Statement and proxy are being mailed to stockholders of the Company on or about January 24, 1998. The mailing address of the executive offices of the Company is 24015 Garnier Street, Torrance, California 90505.

VOTING AT THE MEETING

  Only record holders of Common Stock of the Company at the close of business on January 15, 1998 will be entitled to notice of, and to vote at, the meeting. As of the record date, there were 4,039,762 shares of the Company's Common Stock outstanding. Each share is entitled to one vote at the meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum, and abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

  A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on a proposal in the absence of instructions form the beneficial owner. Abstentions and broker non-votes will not be counted for purposes of determining whether any proposal has been approved by the Company's stockholders at the meeting. However, because Proposal 4 requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock, abstentions and broker non-votes will have the effect of votes against such Proposal.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  The persons named in the enclosed proxy will vote to elect the five (5) proposed nominees named below unless contrary instructions are given in the proxy. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the meeting. Each director is to hold office until the next annual meeting and until his successor is elected and qualified.

  The names and certain information concerning the persons nominated by the Board of Directors to become directors at the meeting are set forth below. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons named below has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the nominees is relevant to your consideration of the slate proposed by the Board of Directors:

NOMINEES FOR DIRECTOR

  Michael Feygin, 44, co-founded the Company's predecessor in 1985 and has served as Chairman of the Board, Chief Executive Officer and Chief Technical Officer since the Company's inception in 1990. Mr. Feygin developed the Laminated Object Manufacturing technology ("LOM") on behalf of the Company. Mr. Feygin completed his Bachelor of Science degree in Mechanical Engineering in Moscow at the Technological Institute of Food Industry and earned a Master of Science degree at the Illinois Institute of Technology.

  Robert D. Crangle, 54, co-founded the Company's predecessor in 1985 and served as a Director and Vice President of the predecessor until the Company was formed in 1990. He served as Senior Vice President and Secretary of the Company from 1990 until October 1995, and has served as a Director of the Company since its inception in 1990. Mr. Crangle earned the Certified Management Consultant designation in 1980 and is also an attorney admitted to the bar in Massachusetts, Illinois, and Kansas. Mr. Crangle has been President of Rose & Crangle, Ltd., a Kansas corporation and management consulting firm, since 1984, emphasizing science policy as well as manufacturing operations and entrepreneurship. He has been a practicing attorney, emphasizing business law, with the firm of Metz and Crangle since 1987, and has been the Lincoln County, Kansas County Attorney since 1997. Mr. Crangle received a degree in Nuclear Engineering from Kansas State University and a law degree from Harvard Law School.

  Dave T. Okazaki, 49, has been Chief Financial Officer, Secretary and a Director of the Company since October 1995, and from March 1994 to October 1995 was Controller of the Company. Mr. Okazaki was Vice President of Finance and Administration at Superior Engineered products from July 1993 to March 1994. From May 1992 to June 1993, Mr. Okazaki concentrated on a private business venture to raise capital to fund the manufacturing of a desktop digital film recorder, and from December 1988 to April 1992, Mr. Okazaki served as Vice President of Finance and Administration at Cymbolic Sciences International, a manufacturer of automated inspection equipment, photoplotters and digital film recorders. Mr. Okazaki received a Bachelor of Science degree in Accounting from the University of Denver, and is currently enrolled in a masters degree program.

  B. Allen Lay, 63, has been a Director of the Company since January 1997. Mr. Lay has been Chief Executive Officer of Westbrae Natural Foods, Inc. ("Westbrae") since January 1995, and has been a director of Westbrae since 1987. Mr. Lay was the Chief Executive Officer of Meridian Data, Inc. from July 1993 to December 1994. Since 1982 he has been a General Partner of Southern California Ventures. Mr. Lay is a director of ViaSat, Inc. and PairGain Technologies, Inc. Mr. Lay received a degree in Industrial Management from the University of Kansas.

  Frederick M. Haney, 56, has been a Director of the Company since March 1996. Since May 1991, Mr. Haney has been President of The Venture Management Company, a management consulting firm specializing in strategic growth, technology transfer and the formation of new businesses, and has served as a member of the Board of Directors of Adaptive Solutions, Inc., a publicly traded developer and manufacturer of neural network and imaging processing computers. Since September 1996, Mr. Haney has served as a member of the Board of Directors of CAM Data Systems, Inc., a publicly traded provider of software systems for retail establishments. From January 1984 until March 1991, Mr. Haney was Senior Vice President and Manager of West Coast Activities for 3i Ventures, a venture capital firm. Mr. Haney also currently serves on the Board of Directors of several privately held companies, as well as Rainbow Technologies, Inc., a publicly traded developer and manufacturer of security software. Mr. Haney received a Bachelor of Arts degree in Mathematics from Ohio Wesleyan University, a Masters of Science in Mathematics from Colorado State University and a Ph.D. in Computer Sciences from Carnegie-Mellon University.

EXECUTIVE OFFICER

  Jack Andersen, 59, has been Vice President--Worldwide Sales of the Company since June 1996. Mr. Andersen served as Director of Worldwide Sales and Service at Industrial Electronic Engineers Inc. from June 1994 until May 1996. From July 1992 until May 1994, Mr. Andersen served as Vice President-Worldwide Sales and Support of Sanyo Icon, Inc. and from January 1990 until June 1992, Mr. Andersen served as President of Supreme Connection, Inc., a private consulting firm. Mr. Andersen received a Bachelor of Science degree in Business Administration from the University of California, Los Angeles.

BOARD COMMITTEES

  The Board of Directors of the Company has a standing Compensation Committee, Audit Committee and Executive Committee. The Board of Directors does not have a standing nominating committee. The functions of the Compensation Committee include advising the Board of Directors on officer compensation and on employee compensation generally. The Compensation Committee held two meetings during the fiscal year ended July 31, 1997, and currently consists of Robert
D. Crangle, B. Allen Lay and Frederick M. Haney. The Audit Committee has the responsibility of recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and reviewing internal accounting controls. The Audit Committee held two meetings during the fiscal year ended July 31, 1997. The Audit Committee currently consists of Robert D. Crangle, B. Allen Lay and Frederick M. Haney. The function of the Executive Committee is to determine the persons entitled to participate in stock option, bonus and other similar plans. The Executive Committee held two meetings during the fiscal year ended July 31, 1997, and currently consists of Michael Feygin, Robert D. Crangle, Dave T. Okazaki, B. Allen Lay and Frederick
M. Haney.

ATTENDANCE AT MEETINGS

  During the fiscal year ended July 31, 1997, the Board of Directors held a total of ten meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board and of the committees of which he was a member.

  The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the two fiscal years ended July 31, 1997, to the Company's Chief Executive Officer and to the other executive officers employed by the Company as of July 31, 1997.

EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

                        FISCAL YEAR                  SECURITIES
                           ENDED                     UNDERLYING   OTHER ANNUAL
                         JULY 31,    SALARY   BONUS  OPTIONS (#) COMPENSATION(1)
                        ----------- -------- ------- ----------- ---------------
Michael Feygin
 Chief Executive
 Officer, President and
 Chief Technical
 Officer...............    1997     $225,000 $ 2,647      --             --
                           1996     $159,614 $91,942      --             --
Dave T. Okazaki
 Chief Financial
 Officer...............    1997     $105,000     --    16,300            --
                           1996     $ 88,308 $15,619   22,600            --
Jack Andersen (2)
 Vice President--
 Worldwide Sales.......    1997     $125,000     --    20,000        $35,117
                           1996     $ 20,708     --    30,000            --

--------
(1) Represents commissions earned.

(2) Mr. Andersen commenced service as Vice President--Worldwide Sales of the Company in June 1996. His annual base salary is $125,000.

OPTION MATTERS

  Option Grants. The following table sets forth certain information concerning grants of stock options to each of the Company's executive officers named in the Summary Compensation Table during the fiscal year ended July 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               % OF
                                           TOTAL OPTIONS
                                            GRANTED TO
                                   OPTIONS EMPLOYEES IN    EXERCISE   EXPIRATION
                 NAME              GRANTED  FISCAL YEAR  PRICE ($/SH)    DATE
                 ----              ------- ------------- -----------  ----------
   Michael Feygin.................    --        --            --           --
   Dave T. Okazaki................ 11,300       4.6%       $2.375      9/18/06
                                    5,000       2.0%       $1.875       2/4/07
   Jack Andersen.................. 15,000       6.1%       $2.375      9/18/06
                                    5,000       2.0%       $1.875       2/4/07

  Option Exercises. No options were exercised by any of the Company's executive officers named in the Summary Compensation Table during the fiscal year ended July 31, 1997.

  The following table includes the number of shares covered by both exercisable and unexercisable stock options as of July 31, 1997. None of the options reflected below were "in the money" at July 31, 1997 (i.e., with a positive spread between the closing sales price as reported by NASDAQ/NMS of $1.25 per share of Common Stock as of July 31, 1997, and the exercise price of such stock options).

                    AGGREGATE FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF UNEXERCISED
                                                               OPTIONS AT
                                                            FISCAL YEAR-END
                                                       -------------------------
                                                       EXERCISABLE UNEXERCISABLE
                                                       ----------- -------------
   Michael Feygin.....................................      --           --
   Dave T. Okazaki....................................   14,255       24,645
   Jack Andersen......................................   12,250       37,750

CONSULTING AGREEMENTS

  On April 1, 1996, the Company entered into a Professional Services Agreement with Mr. Crangle and Rose & Crangle, Ltd., a Kansas corporation of which Mr. Crangle is a 50% shareholder. Under the terms of this Agreement, Rose & Crangle is paid $6,600 per month for consulting services performed on behalf of the Company and the Company reimburses Rose & Crangle's expenses incurred in connection with performing such consulting services.

DIRECTOR COMPENSATION

  Each non-employee director is paid $10,000 annually for serving on the Board. The Company has and will continue to pay the expenses of its non-employee directors incurred in attending Board meetings. In addition, pursuant to the terms of the Company's 1995 Stock Incentive Plan, each non-employee director of the Company, so long as they beneficially own less than 1% of the outstanding Common Stock of the Company, including any outstanding options to purchase Common Stock which are exercisable within 60 days of the date of grant, will be granted nonstatutory options to purchase 15,000 shares of Common Stock, at fair market value on the date of commencement of service on the Company's Board of Directors and every four years thereafter, provided that all unvested options shall terminate upon the termination of the non-employee director's service on the Board of Directors. All options granted to non-employee directors under the Company's 1995 Stock Incentive Plan become 25% exercisable on the date of grant and become exercisable at the rate of 25% every 12 months thereafter.

                             CERTAIN TRANSACTIONS

  Robert D. Crangle, a director of the Company, owns 50% of the outstanding equity of Rose & Crangle, Ltd., a management consulting firm that provides professional consulting services to the Company. Such services include the administration of research grants, preparation of business plans and other documents, and certain contractual and other matters. The Company paid Rose & Crangle, Ltd. aggregate fees and reimbursed expenses of $106,935 in the fiscal year ended July 31, 1996 and $92,460 in the fiscal year ended July 31, 1997, for such services, the majority of which were performed by Mr. Crangle.

  In connection with the acquisition of its facility in Torrance, California, the Company entered into a loan agreement with Bank of America in the aggregate amount of $1,930,500, which amount is collateralized by the facility and personally guaranteed by Michael Feygin.

  The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could otherwise be obtained from unaffiliated third parties. In the future, the Company will not enter into any transaction with its officers and directors unless such transaction is approved by the independent directors of the Company.

  The Company's Certificate of Incorporation provides that, pursuant to Delaware Law, directors of the Company shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctions or other forms of non-monetary relief remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibility under any other law, such as the federal securities laws. The Company has entered into Indemnification Agreements with each of its officers and directors that obligate the Company to indemnify them as permitted by applicable law.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth, to the knowledge of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of December 15, 1997, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the named executive officers in the Summary Compensation Table and (iv) all of the Company's executive officers and directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to the shares of Common Stock indicated.

                                                                  SHARES
                                                               BENEFICIALLY
                                                                 OWNED(1)
                                                             -----------------
             NAME AND ADDRESS OF BENEFICIAL OWNER             NUMBER   PERCENT
             ------------------------------------            --------- -------
   Michael Feygin (2)(3).................................... 1,993,260  49.5%
   Walter W. Cruttenden, III (4)............................   567,000  12.5%
     18301 Von Karman Avenue
     Irvine, California 92715
   Robert D. Crangle (5)(6).................................   355,178   8.8%
     102 E. Lincoln Avenue
     Lincoln, Kansas 67455
   Dave T. Okazaki (2)(7)...................................    17,255     *
   B. Allen Lay (8).........................................     5,250     *
     19 Caballeros Road
     Rolling Hills, California 90274
   Jack Andersen (2)(9).....................................    15,174     *
   Frederick M. Haney (10)..................................     5,250     *
     3433 Paseo del Campo
     Palos Verdes Estates, California 90274
   All directors and officers as a group (11)............... 2,958,367  64.8%

--------
*Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 15, 1997, are deemed outstanding for computing the percentage of the persons holding such options but are not deemed outstanding for computing the percentage of any other person.

(2) The address of such stockholder is c/o Helisys, Inc., 24015 Garnier Street, Torrance, California 90505.

(3) Does not include 120,000 shares held in irrevocable trust for the benefit of Mr. Feygin's children, over which Mr. Feygin disclaims beneficial ownership.

(4) Includes 400,000 shares issuable upon conversion of shares of Series A Preferred Stock held by Walter W. Cruttenden, III and 100,000 shares subject to a warrant exercisable within 60 days of December 15, 1997.

(5) Includes 342,928 shares owned of record by Rose & Crangle, Ltd., a Kansas corporation ("Rose & Crangle") and management consulting firm. Robert D. Crangle, a Director of the Company, owns 50% of the shares of Rose & Crangle, and Mr. Crangle's spouse owns the remaining 50% of the shares of Rose & Crangle. However, pursuant to an arrangement entered into between Mr. Crangle and Rose & Crangle, Ltd., Mr. Crangle is entitled to vote 100% of the shares of the Company owned of record by Rose & Crangle, Ltd.

(6) Includes 3,750 shares subject to options exercisable within 60 days of December 15, 1997.

(7) Includes 14,255 shares subject to options exercisable within 60 days of December 15, 1997.

(8) Includes 3,750 shares subject to options exercisable within 60 days of December 15, 1997.

(9) Includes 12,250 shares subject to options exercisable within 60 days of December 15, 1997.

(10) Includes 3,750 shares subject to options exercisable within 60 days of December 15, 1997.

(11) Includes directors' and executive officers' shares listed above, including 537,755 shares subject to options or conversion privileges exercisable within 60 days of December 15, 1997.

  The Company is not aware of any arrangements that may at a subsequent date result in a change of control of the Company.

                                 PROPOSAL TWO

                AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN,
                    TO INCREASE THE TOTAL NUMBER OF SHARES
                              ISSUABLE THEREUNDER

  Subject to approval by the Company's stockholders, the Board of Directors has amended the Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock issuable under the Purchase Plan by 50,000 shares of Common Stock, and to reserve such additional shares for issuance under the Purchase Plan, bringing the total number of shares of Common Stock subject to the Purchase Plan to 150,000. The additional shares available for issuance under the Purchase Plan will enable the Company to continue to use equity incentives to attract and retain employees and to increase employee morale. The last reported sale price for the Company's Common Stock on January 12, 1998 as reported by NASDAQ/NMS, was $0.875.

  Approval of the additional shares of Common Stock reserved for issuance under the Purchase Plan will require the affirmative vote of the holders of a majority of the shares of outstanding Common Stock present or represented at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE PURCHASE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 100,000 TO 150,000.

  The essential features of the Purchase Plan are summarized below. The summary does not purport to be a complete description of the Purchase Plan. The Company's stockholders may obtain a copy of the Purchase Plan upon written request to the Secretary of the Company.

GENERAL NATURE AND PURPOSE

  The Purchase Plan authorizes the issuance or purchase of shares of Common Stock by direct issuance by the Company or by purchase in open market transactions for the benefit of participants in the Purchase Plan, who shall be entitled to subscribe for and purchase shares of such Common Stock directly from the Company at a discount from the market price, and to pay the purchase price in installments by payroll deductions. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The provisions of the Purchase Plan are to be construed in a manner consistent with the requirements of Section 423 of the Code. The Purchase Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act. The Purchase Plan is not a qualified deferred compensation plan under Section 401(a) of the Code.

  The Purchase Plan was adopted by the Board of Directors and the Company's Stockholders in October 1995 and became effective on March 7, 1996. Pursuant to the terms of the Purchase Plan, on each January 1 and July 1 during the term of the Purchase Plan (each, a "Grant Date"), each Participant shall be granted a right to purchase a limited number of shares of Common Stock of the Company.

  The primary purpose of the Purchase Plan is to provide an incentive to attract and retain employees and to increase employee morale by providing a program through which employees of the Company may acquire a proprietary interest in the Company through the purchase of shares of Common Stock.

  Approximately 78 persons are eligible for participation in the Purchase
Plan.

ELIGIBILITY

  In general, any employee of the Company who is customarily engaged on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year and who has been employed for at least ninety (90) days may become a Participant in the Plan on the Grant Date coincident with or next following such employee's satisfaction of such requirements.

  No employee shall be granted a right to purchase (i) more than 1,000 shares of Common Stock for any given six-month offering period, (ii) any stock under the Purchase Plan if immediately after the purchase the employee would own stock or hold outstanding options to purchase stock possessing in the aggregate 5% or more of the total combined voting power of all classes of capital stock of the Company, or (iii) any shares of Common Stock which, when aggregated with all other Common Stock purchased under the Company's employee stock purchase plans during the then current year, would have a value in excess of $25,000 (determined using the fair market value of such Common Stock at the time such right is granted).

ADMINISTRATION

  The Purchase Plan is administered by the Executive Committee of the Company's Board of Directors.

PURCHASE PRICE

  The purchase price per share (the "Purchase Price") for which shares of Common Stock will be sold in an offering period under the Purchase Plan is the lower of 85% of the fair market value of a share of Common Stock on the Grant Date or 85% of the fair market value of a share of Common Stock on the Purchase Date.

  The fair market value of the Common Stock shall be the closing sale price on the date of valuation if the Company's stock is traded on the NASDAQ/NMS or an exchange that reports closing sale prices, or, if no closing sale price is quoted or no sale takes place on such day, then the fair market value shall be the closing sale price of the Common Stock on the NASDAQ/NMS or such exchange on the next preceding day on which a sale occurred. If the Common Stock is not then listed for trading on an exchange which reports closing sale prices, the fair market value shall be the average of the closing bid and asked price for the Common Stock on such exchange or in the over-the-counter market, as the case may be, on that date, or, if such securities markets were closed on that date, on the next preceding date on which such securities markets were open for trading. If neither of these two methods of determining fair market value are applicable as of the date of valuation, then the fair market value shall be determined by the Board of Directors, or a committee thereof, in good faith using any reasonable method of valuation.

AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

  The Purchase Plan shall terminate on December 31, 2005, unless terminated earlier by the Company in its sole discretion. The Company reserves the right to amend, modify or terminate the Purchase Plan at any time. However, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any participant. In addition, no amendment may be made without prior approval of the stockholders of the Company if such amendment would increase the number of shares of Company Stock that may be issued under the Purchase Plan, materially modify the requirements as to eligibility for participation in the Purchase Plan, or materially increase the benefits which accrue to participants under the Purchase Plan.

                                PROPOSAL THREE
                  AMENDMENT TO THE 1995 STOCK INCENTIVE PLAN,
                    TO INCREASE THE TOTAL NUMBER OF SHARES
                  ISSUABLE THEREUNDER FROM 500,000 TO 900,000

  Subject to approval by the Company's stockholders, the Board of Directors has amended the 1995 Stock Incentive Plan ("1995 Plan") to increase the number of shares of Common Stock issuable under the 1995 Plan by 400,000 shares of Common Stock, and to reserve such additional shares for issuance under the 1995 Plan, bringing the total number of shares of Common Stock subject to the 1995 Plan to 900,000. The additional shares available for issuance under the 1995 Plan will enable the Company to continue to use equity incentives to attract, retain and motivate its officers, directors and key employees. The last reported sale price for the Company's Common Stock on January 12, 1998 as reported by NASDAQ/NMS, was $0.875.


  Approval of the additional shares of Common Stock reserved for issuance under the 1995 Plan will require the affirmative vote of the holders of a majority of the shares of outstanding Common Stock present or represented at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 1995 PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 500,000 TO 900,000.

  The essential features of the 1995 Plan are summarized below. The summary does not purport to be a complete description of the 1995 Plan. The Company's stockholders may obtain a copy of the 1995 Plan upon written request to the Secretary of the Company.

GENERAL NATURE AND PURPOSE

  The 1995 Plan provides for the granting of incentive stock options ("incentive options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options that do not qualify as incentive stock options ("nonqualified options") and rights to purchase Common Stock subject to restrictions as more fully described in the 1995 Plan ("restricted stock").

  The 1995 Plan was adopted by the Board of Directors and the Company's Stockholders in October 1995. Pursuant to the terms of the 1995 Plan, options may be granted or rights of purchase may be offered on or prior to October 30, 2005. Options outstanding at that time or at the time the 1995 Plan is otherwise terminated will remain outstanding and will continue to be exercisable within the period specified in stock option agreements between the optionees and the Company.

  The purposes of the 1995 Plan are to promote the interests of the Company by providing incentives for the retention of the services of existing directors, executive personnel and key employees of the Company or its affiliates, to attract and retain competent new directors, executive personnel and key employees, and to provide incentives to all such directors, executive personnel and key employees to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the success and increased value of the Company. Approximately 78 persons are eligible for participation in the 1995 Plan.

  The 1995 Plan has been designed to be exempt from the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not a qualified deferred compensation plan under Section 401(a) of the Code.

ELIGIBILITY

  Incentive Options. In general, any officer or other key employee of the Company, including any director who is also an employee, is eligible to receive incentive options under the 1995 Plan, subject to the following limitations imposed by the Code. An incentive option may not be granted under the 1995 Plan to any person who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (a "ten-percent stockholder"), unless the exercise price of the shares of Common Stock covered by the option is at least 110% of the fair market value of the shares as of the date of grant, and such incentive option by its terms is not exercisable after the expiration of five years from the date such option is granted. In addition, the aggregate fair market value (determined as of the date of grant) of the Common Stock with respect to which incentive options become exercisable for the first time under all incentive options held by any ten-percent stockholder may not exceed $100,000 in any calendar year.

  Nonqualified Options and Restricted Stock. Nonqualified options and/or rights to purchase restricted stock may be granted under the 1995 Plan to officers, key employees or directors (whether or not employed by the Company) of the Company.

  Subject to the foregoing limitations applicable to incentive options and the total number of shares reserved for issuance under the 1995 Plan, there is no maximum or minimum number of shares for which stock options may be granted or offered to any one person under the 1995 Plan.

ADMINISTRATION

  The 1995 Plan is administered by the Executive Committee of the Board of Directors (the "Committee"). Subject to the limitations on eligibility discussed above and the specific provisions of the 1995 Plan, the Committee has authority to determine which persons are to receive incentive options, nonqualified options and rights to purchase restricted stock under the 1995 Plan, the number of shares of Common Stock to be covered by each option or right to purchase restricted stock, the exercise price, form of consideration and all other terms and conditions of each option, and, generally, to take all actions and make all determinations necessary or appropriate to administer the 1995 Plan. Determinations of the Committee as to all matters of interpretation of the 1995 Plan are final and binding upon all participants and prospective participants.

AMENDMENT AND TERMINATION OF THE 1995 PLAN

  Except as restricted with respect to formula grants of stock options to non-employee directors, the 1995 Plan may be modified, amended, suspended or terminated by the Board at any time. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of any amendment or modification to the 1995 Plan. No amendment, modification or termination of the 1995 Plan shall affect or impair any rights or obligations under any option or right to purchase restricted stock granted prior to the date of such amendment, modification or termination without the consent of the holder of such option or right to purchase restricted stock. Unless previously terminated by the Board, the 1995 Plan will terminate on October 30, 2005.

TERMS AND CONDITIONS OF OPTIONS AND RESTRICTED STOCK

  Exercise or Purchase Price. The purchase price of a share of Common Stock payable upon the exercise of an incentive option granted under the 1995 Plan may not be less than the fair market value per share on the date the option is granted; except that with respect to an incentive option granted to a ten-percent stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The purchase price of a share of Common Stock payable upon the exercise of a nonqualified option granted under the 1995 Plan may not be less than 85% of the fair market value per share on the date the option is granted.

  Under the 1995 Plan, the fair market value per share on a specified date shall be determined by the Committee. If the shares of Common Stock are publicly traded, the "fair market value" as of such date shall be the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are listed on such date, or if shares were not traded on such date, then on the next preceding day during which a sale occurred; or, if the shares are not so listed but are traded in the over-the-counter market, the closing bid price; or, if none of the above is applicable, the value of a share as established by the Committee for such date using any reasonable method of evaluation.

  The purchase price of restricted stock shall be fixed by the Committee but may not be less than 85% of the fair market value per share at the time the right to purchase the restricted stock is granted.

  Vesting of Options. The Committee has discretionary authority at the time an option is granted under the 1995 Plan to determine when and in what increments shares covered by the option may be purchased. An option may be granted on terms providing that it will vest (i.e., become exercisable) either in whole or in part at any time during its term, or only in specified percentages at stated time periods or intervals during the term of the option. Vesting may be based upon tenure of employment or affiliation with the Company, upon achievement of specified goals, or upon such other events as the Committee determines. The Committee also may accelerate any optionee's right to exercise options granted under the 1995 Plan.

  Term of Options. The term of each option granted under the 1995 Plan is determined by the Committee at the time the option is granted; provided, however, that no option granted under the 1995 Plan may have a term in excess of ten years from the date of grant. Further, with respect to an incentive option granted to a ten-percent stockholder, the term may not be in excess of five years from the date of grant.

  Assignability. Options granted under the 1995 Plan are not assignable or transferable except by will or under the laws of descent and distribution and, during the lifetime of an optionee, are exercisable only by such optionee; provided, however, that a nonqualified option may be transferred pursuant to a "qualified domestic relations order" as defined in the Code.

  Termination of Employment Other Than by Death or Disability. Under the 1995 Plan, in the event that an optionee who is an employee of the Company shall cease to be employed by the Company for any reason other than his or her death or disability, all options granted to such optionee under the 1995 Plan may be exercised (but only to the extent they were exercisable as of the date of the cessation of the optionee's employment), at any time within three months after such cessation, but in any event no later than the expiration date of the option.

  Termination of Employment by Reason of Death or Disability. Under the 1995 Plan, in the event that an optionee who is an employee of the Company shall cease to be employed by the Company by reason of his or her death or disability, all options granted to such optionee under the 1995 Plan may be exercised (but only to the extent they were exercisable as of the date of the cessation of the optionee's employment as the result of such death or disability), at any time within 12 months after the optionee's death or disability, but in any event no later than the expiration date of the option.

  Restrictions, Repurchase and Forfeiture of Restricted Stock. Restricted stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of until the restrictions thereon are removed or expire. The Committee may require that the certificates representing restricted stock remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire. Each certificate representing restricted stock will bear such legend or legends making reference to the restrictions imposed upon such restricted stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions. The Committee may impose such other conditions on restricted stock as it may deem appropriate including, without limitation, restrictions under federal and state securities laws.

  Restrictions imposed upon restricted stock will lapse in accordance with such schedule or other conditions as are determined by the Committee and set forth in the Restricted Stock Agreement. Under such provisions, if the purchaser's employment with the Company terminates before all of the shares have vested, the Company will have the right to repurchase any unvested shares at the original purchase price. Until the shares have become vested, they will be held by the Company and may not be sold or otherwise transferred by the purchaser, but the purchaser will retain the right to vote the shares and all other rights incident to the ownership of the shares, subject to the restrictions contained in the Stock Purchase Agreement. In addition, the Committee may at any time, in its sole discretion, accelerate the time at which all restrictions with respect to any restricted stock will lapse or remove any and all such restrictions.

  Payment. The form of consideration payable upon exercise of an option or upon issuance of restricted stock, including the method of payment, shall be determined in the sole discretion of the Committee (and, in the case of an incentive option, shall be determined at the time of grant). In the case of options, such consideration may consist of: (i) cash; (ii) check; (iii) subject to applicable legal restrictions, other shares of Common Stock of the Company owned by the optionee having a fair market value on the date of exercise equal to the aggregate exercise price of the shares as to which such option is exercised; or (iv) any combination of the foregoing methods of payment as shall be permitted by the Board of Directors or the Committee and applicable corporate law. Consideration payable for restricted stock may, at the discretion of the Committee, consist of: (i) cash; (ii) check; (iii) secured promissory notes; or (iv) any combination of the foregoing methods of payment as shall be permitted by the Committee.

FORMULA GRANTS TO NON-EMPLOYEE DIRECTORS

  Under the 1995 Plan, each non-employee director, so long as they beneficially own less than 1% of the outstanding Common Stock of the Company, including any outstanding options to purchase Common Stock which are exercisable within 60 days of the date of grant, shall be automatically granted options to purchase 15,000 shares of Common Stock upon commencement of service as a director and every four years thereafter. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 25% on the anniversary dates of the dates of grant. In addition, any such options which are unvested shall terminate upon the termination of the non-employee director's service on the Board of Directors.

ADJUSTMENTS UPON CHANGES OF CAPITALIZATION AND REORGANIZATIONS

  In order to preserve, but not increase, the benefits to holders of options under the 1995 Plan, in the event that the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a stock split, reverse stock split, stock dividend, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made by the Committee in the aggregate number and kind of shares subject to the 1995 Plan, and the number and kind of shares and the price per share subject to outstanding options granted under the 1995 Plan.

  In the event that the Company at any time proposes to merge into, or consolidate with, any other corporation, or enters into any other reorganization (including the sale of substantially all of its assets) in which the Company is not the surviving corporation, the 1995 Plan, and all outstanding options and rights of purchase under the 1995 Plan not exercised prior to such transaction, shall terminate, unless provision is made in connection with such transaction for the continuance of the 1995 Plan and for the assumption by the successor corporation of the options and rights of purchase or substitution of new options and rights of purchase with appropriate adjustments. If no provision is made in such transaction for the continuance of the 1995 Plan and the assumption or substitution of options and rights of purchase, all holders of options and rights of purchase under the 1995 Plan shall be given written notice of such proposed transaction not less than 30 days prior to the proposed effective date, and prior to the anticipated effective date, such persons shall have the right to exercise all or any portion of the options and rights of purchase held by such holder with respect to any or all shares then subject thereto.

                                 PROPOSAL FOUR
                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                  TO INCREASE THE AUTHORIZED NUMBER OF SHARES
                OF PREFERRED STOCK FROM 1,000,000 TO 5,000,000

  Subject to approval by the Company's stockholders, the Board of Directors has adopted an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's preferred stock, par value $.001 per share (the "Preferred Stock") from 1,000,000 to 5,000,000.

  As of December 8, 1997, there were 80,000 shares of the Company's Series A Preferred Stock issued and outstanding.

  If Proposal 4 is approved by the Company's stockholders, the increased number of authorized shares of Preferred Stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve. Such purposes may include additional public or private sales of Preferred Stock in financing transactions, acquisitions or other corporate purposes, as well as stock dividends, stock option plans and other stock-based incentive or compensation programs. No further vote of stockholders of the Company will be required, except as required by law or stock exchange regulations. Accordingly, the availability of additional shares of Preferred Stock for issuance, without the delay and expense of obtaining stockholder approval, will afford the Company greater flexibility in acting upon opportunities and transactions, if any, which may arise in the future. The Company has no immediate agreements, commitments or understandings with respect to the issuance of any of the additional shares of Preferred Stock which would be authorized by the proposed amendment to the Company's Certificate of Incorporation.

  The Board of Directors, within the limitations and restrictions contained in the Certificate of Incorporation and without further action by the Company's stockholders, has the authority to issue the Preferred Stock from time to time in one or more series and to fix the number of shares and the relative dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.

  At the present time, the Company is not aware of any pending or threatened efforts by any third party to obtain control of the Company, and the proposal is not being made in response to any such efforts. However, the availability for issuance of additional shares of Preferred Stock could enable the Board of Directors to make more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of Preferred Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby diluting the interest of a party attempting to obtain control of the Company.

  Certain of the provisions of the Company's Certificate of Incorporation and Bylaws, as presently in effect, may also make it more difficult for another person or entity to effect certain business combinations with the Company or to take control of the Board of Directors of the Company. These provisions include, among others, a provision that a vacancy in any directorship, including a vacancy arising through an increase in the number of directors, may (unless the Board of Directors determines otherwise) be filled only by the remaining directors, even though less than a quorum, or by the sole remaining director. Any amendment or repeal of the provision described in the preceding sentence must be approved by a majority of the directors then in office or by the affirmative vote of the holders of a majority of the shares of Common Stock then outstanding.

  The Company is also governed by Section 203 of the Delaware General Corporation Law (the "Delaware anti-takeover law"), which provides that certain "business combinations" between a Delaware corporation whose stock is generally traded or held of record by more than 2,000 stockholders, such as the Company, and an "interested stockholder" (generally defined as a stockholder who beneficially owns 15% or more of a Delaware corporation's voting stock) are prohibited for a three-year period following the date that such stockholder became an "interested stockholder", unless certain exceptions apply. The term "business combination" is defined generally to include, among other transactions, mergers, tender offers and transactions which increase an "interested stockholder's" percentage ownership of stock in a Delaware corporation.

  As set forth above, such devices may adversely impact stockholders who desire a change in management and/or the Board of Directors or to participate in a tender offer or other sale transaction involving a change in control of the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by the Board of Directors. Moreover, the Board of Directors does not currently intend to propose additional anti-takeover measures in the foreseeable future.

  The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock is required to approve Proposal 4. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO INCREASE THE TOTAL NUMBERS OF SHARES OF PREFERRED STOCK FROM 1,000,000 TO 5,000,000.

                             INDEPENDENT AUDITORS

  The Board of Directors has appointed Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending July 31, 1998. A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to questions and to make a statement on behalf of Deloitte & Touche LLP if the representative so desires.

  On June 18, 1997, the Board of Directors of Helisys, Inc., a Delaware corporation (the "Company") dismissed Arthur Andersen LLP as the Company's auditors. On July 10, 1997 the Company engaged Deloitte & Touche LLP as its auditors.

  In connection with its audit for the fiscal years ended July 31, 1995 and July 31, 1996, Arthur Andersen LLP advised the Company, including the Company's Audit Committee of its Board of Directors, that it disagreed with the Company's recognition of revenue with respect to sales of four rapid prototyping systems made during each such year. Arthur Andersen LLP advised the Company as to the requirements for revenue recognition under generally accepted accounting principles and, consequently, the Company did not reflect such sales in the audited financial statements for the fiscal years ended July 31, 1995 and July 31, 1996, respectively. If such sales had been reflected on the Company's financial statements for the fiscal years ended July 31, 1995 and July 31, 1996, respectively, then Arthur Andersen LLP would have made reference to such matters in connection with its reports relating to such audited financial statements. Arthur Andersen LLP's reports on the financial statements for the fiscal years ending July 31, 1995 and July 31, 1996, respectively, contained no adverse opinions or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals for the 1999 Annual Meeting of Stockholders of the Company must be received at the Company's offices, 24015 Garnier Street, Torrance, California 90505, addressed to the Secretary, no later than September 26, 1998.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended July 31, 1997 the Company's officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements.

                         TRANSACTION OF OTHER BUSINESS

  As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

  Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THIS IMPORTANT MEETING.

  A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JULY 31, 1997 IS BEING MAILED TO STOCKHOLDERS TOGETHER WITH THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS. REQUESTS SHOULD BE MAILED TO THE SECRETARY, HELISYS, INC., 24015 GARNIER STREET, TORRANCE, CALIFORNIA 90505.

                                          By Order of the Board of Directors

                                          Dave T. Okazaki
                                          Secretary
January 24, 1998